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                     [MILES & STOCKBRIDGE P.C. LETTERHEAD]

                                                                     Exhibit 5.1


                               February 27, 2004



Government Properties Trust, Inc.
120 Regency Parkway
Omaha, Nebraska  68114

Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as special Maryland counsel to Government Properties Trust, Inc., a Maryland corporation (the "Company"), in connection with the approval by the Company of the issuance of up to 1,000,000 shares (the "Shares") of the Company's common stock, par value $.01 per share, under the Company's 2003 Equity Incentive Plan (the "Plan"). We have examined the Company's registration statement on Form S-8 (the "Registration Statement") filed on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933 and such other documents, corporate records and laws as we have deemed necessary for the purposes of giving the opinions set forth herein. We have relied as to certain factual matters on information obtained from public officials and officers of the Company. Based on that examination, we are of the opinion that, when issued in the manner described in the Plan against payment of the applicable consideration established in accordance with the Plan, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

         We express no opinion with respect to the laws of any jurisdiction other than the State of Maryland. We hereby consent to the use of our name under the heading "Legal Matters" in the prospectus which is incorporated by reference into the Registration Statement and to the filing of this letter with the Registration Statement as an exhibit thereto. In giving our consent, we do not thereby admit that we are in the category of person whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.


                                                  Very truly yours,

                                                  Miles & Stockbridge P.C.


                                                  By: /s/ J.W. Thompson Webb
                                                     ---------------------------
                                                     Principal